UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 26, 2011

Date of Report (Date of earliest event reported)

General Growth Properties, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34948	27-2963337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 N. Wacker Drive, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)

(312) 960-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 26, 2011, General Growth Properties, Inc. (the “Company”) announced that Mr. Shobi Khan, 45, was appointed to serve as Chief Operating Officer of the Company, effective on June 13, 2011.  Mr. Khan is an at-will employee of the Company.  Pursuant to the terms of his employment, he will receive a base salary of $750,000 and will be eligible for a discretionary bonus in 2012 of up to $500,000.  Mr. Khan will also receive a signing bonus of $550,000, to be paid within 30 days of his start date.  If Mr. Khan voluntary terminates his employment with the Company or is terminated for cause before the second anniversary of his start date, he will be required to repay the Company the full amount of his signing bonus within 30 days of his termination date.  In addition, on his start date, Mr. Khan will be eligible to receive 400,000 non-qualified stock options of the Company under the Company’s 2010 Equity Incentive Plan.  If Mr. Khan is terminated by the Company without cause, he will be eligible for a severance payment equal to his annual base salary and a prorated bonus.

Prior to joining the Company, from December 2010 until May 2011, Mr. Khan served as the U.S. chief investment officer at Bentall Kennedy a North American-based real estate advisory and services organization, where he previously served as chief investment officer of its predecessor from 2007 until December 2010 as well as on its and its predecessor’s management group committee from 2007 to May 2011.  Prior to joining Bentall Kennedy, Mr. Khan was senior vice president of investments for Equity Office Properties Trust from May 1996 to March 2007.  Mr. Khan earned an MBA from the University of Southern California and a bachelor’s degree from the University of California at Berkeley.  He is an active member of the Urban Land Institute and the National Association of Real Estate Investment Trusts.

Other than as set forth herein, there are (1) no arrangements or understandings between Mr. Khan and any other person pursuant to which Mr. Khan was appointed to serve as Chief Operating Officer, and (2) no transactions between Mr. Khan and the Company that would require disclosure under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release titled “General Growth Properties Announces New Executive Appointments” dated May 26, 2011 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL GROWTH PROPERTIES, INC.

/s/ Andrew J. Perel
	Name:	Andrew J. Perel
	Title:	Executive Vice President, General Counsel
and Secretary
Date: May 26, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release titled “General Growth Properties Announces New Executive Appointments” dated May 26, 2011 (furnished herewith)